SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 27, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

Item 12.     Results of Operations and Financial Condition

                  On July 27, 2004, the Registrant announced its consolidated financial results for the quarter ended June 30, 2004. A copy of the Registrant's earnings news release is furnished on Form 8-K. The information contained in Item 12 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

July 27, 2004

July 27, 2004	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4114
Anthony.R.Farina@usa.dupont.com

DUPONT REPORTS SECOND QUARTER 2004 EARNINGS

Summary

  Segment sales were $8.2 billion, increasing 9 percent excluding the impact of portfolio changes, principally the INVISTA divestiture.
  Second quarter net income was $503 million or $.50 per share compared with the second quarter 2003 earnings of $675 million or $.67 per share.
  Before special items, second quarter 2004 earnings per share were $.80, modestly exceeding the company's second quarter outlook.
  Second quarter 2004 earnings per share before special items grew, 29 percent versus prior year, reflecting significant improvement in Agriculture & Nutrition, Electronic & Communication Technologies, Performance Materials, and Pharmaceuticals.

Earnings Comparisons
($ per share diluted)

			6 Months	6 Months
	2Q 2004	2Q 2003	YTD 2004	YTD 2003

Reported Net Income	$ .50	$.67	$1.16	$1.21
Cumulative Effect of a Change
in Accounting Principle	-	-	-	(.03)
Special Items*	(.30)	.05	(.60)	.01
Earnings Before Special Items	.80	.62	1.76	1.23

*	See Schedules A and B.

            "For the second consecutive quarter, the five DuPont growth platforms delivered strong growth in revenue, earnings and cash despite high energy and raw material prices," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "During the second quarter, we also completed the sale of our Textiles & Interiors business and executed the major phase of our previously announced $900 million cost improvement program. I am proud of the results that our people have delivered on all fronts."

Global Consolidated Net Sales and Net Income
            Consolidated net sales totaled $7.5 billion compared to $7.4 billion in second quarter 2003, up 2 percent. The benefit to sales from 4 percent higher U.S. dollar selling prices and 6 percent higher sales volume offset a substantial sales reduction resulting from portfolio changes (the INVISTA divestiture, net of the consolidation of DuPont Dow Elastomers).
            Second quarter net income was $503 million, or $.50 per share, compared to $675 million, or $.67 per share, in the second quarter of 2003. The decrease in income principally reflects current period restructuring costs, partly offset by increases in operating income. Operating income improvement was principally due to higher sales volumes and selling prices, as well as increased Pharmaceuticals earnings.
            Special items totaled an after-tax charge of $302 million, or $.30 per share in the second quarter 2004 versus a net after-tax benefit of $52 million, or $.05 per share, last year, as summarized in Schedule B and further detailed in the notes to the financial statements.
            Net income before special items was $805 million, up 29 percent. This compares to $623 million in the second quarter 2003.
Business Segment Performance
            Segment sales, which include transfers and a pro rata share of equity affiliates, were $8.2 billion in the second quarter, down 1 percent versus prior year. The table below shows second quarter sales by region and variance analysis versus the prior year:
	Segment Sales		% Change Due To:
	2Q'04	% Change	Local	Currency		Portfolio
	$B	vs. 2Q'03	Price	Effect	Volume	Changes*

Worldwide	8.2	(1)	1	3	5	(10)
U.S.	3.7	(4)	2	0	4	(10)
Europe	2.4	2	1	8	1	(8)
Asia Pacific	1.3	4	0	3	15	(14)
Canada, Mexico,
South America	0.8	(1)	(5)	1	12	(9)

*	Includes changes in sales related to the INVISTA divestiture and the impact of fully consolidating DuPont Dow Elastomers (DDE) beginning in the second quarter 2004.

  Worldwide sales, excluding portfolio changes, increased 9 percent with strong growth in all regions.
  Worldwide sales volumes increased 5 percent with solid growth in most regions.
  Asia volumes increased 15 percent reflecting significant growth in sales of electronic materials, engineering polymers, and crop protection products.
  Local currency selling prices continue to show improvement versus prior year.

            The table below presents year-over-year sales analysis for the five core segments of DuPont. This provides insight into the performance of DuPont, ex-INVISTA.
	Three Months Ended		Percentage Change Due to
Segment Sales(a)	June 30		U.S.$
(Dollars in millions)	$	% Chg.	Price	Volume	Other(b)

Agriculture & Nutrition	$2,077	10%	5	5	-
Coatings & Color Technologies	1,560	10	6	4	-
Electronic & Communication Technologies	845	15	1	14	-
Performance Materials	1,703	26	4	10	12
Safety & Protection	1,168	10	3	7	-

Total Core Segments	7,353	14%	4	7	3

Textiles & Interiors(c)	826	(54)
Other	13

Total	$8,192	(1)%	4	5	(10)
(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)	Includes changes in sales related to the INVISTA divestiture and the impact of fully consolidating DDE beginning in the second quarter 2004.
(c)	Reflects sales for the month of April 2004 (divestiture was completed April 30). Sales in the second quarter 2003 were $1,779.
  Sales in the five core segments increased 14 percent -- reflecting 7 percent volume growth, 4 percent higher U.S. dollar prices, and 3 percent from fully consolidating DDE.
  All core segments delivered double-digit revenue growth versus last year.
  Volume growth was strong in all core segments, with 14 percent volume growth in Electronic & Communication Technologies, most notably in the Asia Pacific region.

            Segment pretax operating income (PTOI) grew 23 percent before special items, which are summarized in Schedule B. This growth reflects a strong Northern Hemisphere agricultural season, significant growth in Asia, and continued strong demand from U.S. manufacturing and construction markets. These benefits were partly offset by higher raw material costs. The Pharmaceutical segment grew earnings substantially versus a depressed prior year result.

          Detailed information on segment performance is provided in schedules C, D, and E which show sales variance analyses, segment PTOI as reported, and segment PTOI excluding the impact of special items. The company encourages investors to review these schedules. Additional segment information is available in the earnings data section of the DuPont Investor Center on dupont.com.
Other Items
          The company closed the sale of INVISTA on April 30. After-tax proceeds from the sale were $4.1 billion, including debt assumed by the buyer of roundly $270 million.
Outlook
          The company has increased its full year earnings per share outlook. The previous outlook was $2.10 to $2.30 per share. The updated full year outlook is $2.25 to $2.35 per share, with third quarter accounting for roughly 40 percent of the second half earnings. (Both outlooks exclude first and second quarter special items referenced above and discussed in the notes to Schedule A.) This outlook assumes that industrial production growth rates will continue to be strong, though somewhat moderated from the rates experienced in the first half of 2004; oil and natural gas prices will remain at or slightly below their currently high levels; and currency will continue to provide a modest benefit.
          "Across our company, the people of DuPont are focused on meeting our growth objectives. We are putting our science to work to serve our customers, and we are continuously improving our productivity," said Holiday. "Our financial outlook reflects our confidence in the success of these actions."
Use of Non-GAAP Measures
          Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of non-GAAP measures to GAAP is provided in Schedule G.

          DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for the people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

7/27/04

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended		Six Months Ended
CONSOLIDATED INCOME STATEMENT	June 30,		June 30,
(Dollars in millions, except per share)	2004	2003	2004	2003

NET SALES	$7,527	$7,369	$15,600	$14,377
Other Income(a)	205	146	337	324

Total	7,732	7,515	15,937	14,701

Cost of Goods Sold and Other Operating Charges(b)	5,455	5,386	11,212	10,554
Selling, General and Administrative Expenses	828	805	1,648	1,551
Amortization of Intangible Assets	56	61	110	117
Research and Development Expense	333	357	670	672
Interest Expense	81	87	166	168
Employee Separation Costs and Asset Impairment Charges(c)	433	-	433	-
Separation Charges - Textiles & Interiors(d)	183	-	528	-
Gain on Sale of Interest by Subsidiary - Non-operating(e)	-	(62)	-	(62)

Total	7,369	6,634	14,767	13,000

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	363	881	1,170	1,701
Provision for (Benefit from) Income Taxes(f)	(123)	168	3	399
Minority Interests in Earnings of Consolidated Subsidiaries(g)	(17)	38	(4)	63

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE
IN ACCOUNTING PRINCIPLE	503	675	1,171	1,239
Cumulative Effect of a Change in Accounting Principle,
Net of Income Taxes(h)	-	-	-	(29)

NET INCOME	$ 503	$ 675	$ 1,171	$ 1,210

BASIC EARNINGS PER SHARE OF COMMON STOCK(i)(j)
Income before Cumulative Effect of a Change in
Accounting Principle	$ 0.50	$ 0.67	$ 1.17	$ 1.24
Cumulative Effect of a Change in Accounting Principle	-	-	-	(0.03)

Net Income	$ 0.50	$ 0.67	$ 1.17	$ 1.21

DILUTED EARNINGS PER SHARE OF COMMON STOCK(i)(j)
Income before Cumulative Effect of a Change in
Accounting Principle	$ 0.50	$ 0.67	$ 1.16	$ 1.24
Cumulative Effect of a Change in Accounting Principle	-	-	-	(0.03)

Net Income	$ 0.50	$ 0.67	$ 1.16	$ 1.21

DIVIDENDS PER SHARE OF COMMON STOCK	$ 0.35	$ 0.35	$ 0.70	$ 0.70

NOTES TO CONSOLIDATED INCOME STATEMENT
(a)	Year-to-date 2004 includes a charge of $150 to provide for the company's share of anticipated losses associated with DuPont Dow Elastomers LLC antitrust litigation matters.

Second quarter 2003 includes an exchange gain of $30 resulting from a currency contract purchased to offset movement in the Canadian dollar in connection with the company's acquisition of minority shareholders' interest in DuPont Canada, and a benefit of $16 from the favorable settlement of arbitration related to the Unifi Alliance.

(b)

Second quarter 2004 includes a charge of $45 to establish a reserve in connection with PFOA class action litigation in West Virginia. Year-to-date 2004 also includes a charge of $36 to provide for the settlement of litigation in Refinish. Year-to-date 2003 includes a charge of $78 to provide for settlement of the 1995 Benlate® shareholder litigation case.

(c)

During second quarter 2004, the company recorded corporate restructuring and asset impairment charges totaling $433. This includes $312 associated with the separation costs for approximately 2,700 employees. In addition, charges include $42 related to the impairment of certain European manufacturing assets, $23 related to the shutdown of manufacturing assets at a U.S. facility, $29 to write off abandoned technology, and $27 to reflect a decline in the value of an investment security.

(d)

During second quarter 2004, the company recorded a charge of $183 related to the divestiture of INVISTA. This charge primarily reflects an increase in the book value of the net assets sold and additional separation costs. Year-to-date 2004 reflects an additional INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

(e)	Second quarter 2003 includes a $62 non-operating gain associated with the formation of a majority-owned venture, The Solae Company, with Bunge Limited.

(f)

Second quarter 2004 reflects benefits of $105 associated with the separation of INVISTA and $124 associated with recording an increase in deferred tax assets in two European subsidiaries for their tax basis investment losses recognized on local tax returns. Year-to-date 2004 includes additional INVISTA-related tax benefits of $210.

(g)	Second quarter 2004 reflects a minority interest adjustment related to accounting for the company's consolidation of DuPont Dow Elastomers LLC as a variable interest entity.

Second quarter 2003 includes a charge of $17 for the early extinguishment of the company's Minority Interest Structures in preparation for the planned separation of INVISTA.

(h)	The company's adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations," resulted in a cumulative effect adjustment to income of $29 effective January 1, 2003.

(i)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended		Six Months Ended
	June 30		June 30
	Basic	Diluted	Basic	Diluted

2004	1,000,559,397	1,005,278,448	999,901,079	1,004,484,286
2003	996,617,369	1,000,066,463	996,187,018	999,131,670

(j)	Year-to-date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SPECIAL ITEMS
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2004	2003	2004	2003	2004	2003

1st Quarter - Total	$(531)	$ (78)	$(296)	$(51)	$(.30)	$(.05)

2nd Quarter:
INVISTA - Related Items:
Separation Charges	$(183)		$ (78)		$(.08)
Deferred Tax Benefits	-		124		.12
Total	(183)		46		.04

Restructuring Costs:
Employee Separation Costs	(312)		(216)		(.21)
Asset Impairments	(121)		(103)		(.10)
Total	(433)		(319)		(.31)

Litigation Reserve	(45)		(29)		(.03)

2nd Quarter Total	$(661)	$108	$(302)	$ 52	$(.30)	$ .05

Note:	See Notes to Consolidated Income Statement for additional details.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended		Six Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)	June 30,		June 30,
(Dollars in millions)	2004	2003	2004	2003

SEGMENT SALES(b)
Agriculture & Nutrition	$2,077	$1,886	$ 4,279	$ 3,676
Coatings & Color Technologies	1,560	1,419	2,977	2,688
Electronic & Communication Technologies	845	737	1,661	1,414
Performance Materials	1,703	1,354	3,222	2,690
Safety & Protection	1,168	1,062	2,256	2,048
Textiles & Interiors	826	1,779	2,709	3,496
Other	13	3	25	5

Total Segment Sales	8,192	8,240	17,129	16,017

Elimination of Transfers	(157)	(254)	(408)	(473)
Elimination of Equity Affiliate Sales	(508)	(617)	(1,121)	(1,167)

CONSOLIDATED NET SALES	$7,527	$7,369	$15,600	$14,377

PRE-TAX OPERATING INCOME
(LOSS) (PTOI)(c)
Agriculture & Nutrition(d)	$ 446	$ 501	$ 1,076	$ 1,019
Coatings & Color Technologies(e)	150	214	303	355
Electronic & Communication Technologies(f)	(27)	49	65	81
Performance Materials(g)	103	120	109	253
Pharmaceuticals	174	88	322	241
Safety & Protection(h)	163	220	395	426
Textiles & Interiors(i)	(168)	25	(363)	30
Other(j)	(173)	(61)	(206)	(167)

Total Segment PTOI	668	1,156	1,701	2,238

Exchange Gains and Losses(k)	(76)	(42)	(89)	(92)
Corporate Expenses & Interest	(229)	(233)	(442)	(445)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	$ 363	$ 881	$ 1,170	$ 1,701

NOTES TO CONSOLIDATED SEGMENT INFORMATION
(a)	Certain reclassifications of segment data have been made to reflect changes in organizational structure.

(b)	Includes transfers and pro rata share of equity affiliate sales.

(c)

Second quarter 2004 charges of $312 result from employee separations in the following segments: Agriculture & Nutrition - $36; Coatings & Color Technologies - $64; Electronic & Communications Technologies - $42; Performance Materials - $45; Safety & Protection - $29; and Other - $96.

(d)	Second quarter 2003 includes a $62 non-operating gain associated with the formation of a majority-owned venture, The Solae Company, with Bunge Limited.

(e)	Year-to-date 2004 includes a charge of $36 to provide for the settlement of litigation in Refinish.

(f)

Second quarter 2004 includes a charge of $45 to establish a reserve in connection with PFOA class action litigation in West Virginia, and a charge of $27 to reflect a decline in the value of an investment security.

(g)

Second quarter 2004 includes a charge of $23 associated with the shutdown of manufacturing assets at a U.S. facility. Year-to-date 2004 includes a charge of $150 to provide for the company's share of anticipated losses associated with DuPont Dow Elastomers LLC antitrust litigation matters.

(h)	During second quarter 2004, the company recorded a charge of $42 related to the impairment of certain European manufacturing assets.

(i)

During second quarter 2004, the company recorded a charge of $183 related to the divestiture of INVISTA. This charge primarily reflects an increase in the book value of the net assets sold and additional separation costs. Year-to-date 2004 reflects an additional INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

Second quarter 2003 includes a benefit of $16 from the favorable settlement of arbitration related to the Unifi Alliance.

(j)	During second quarter 2004, the company recorded a charge of $29 to write off abandoned technology.

Year-to-date 2003 includes a charge of $78 to provide for settlement of the 1995 Benlate® shareholder litigation case.

(k)

Second quarter 2003 includes an exchange gain of $30 resulting from a currency contract purchased to offset movement in the Canadian dollar in connection with the company's acquisition of minority shareholders' interest in DuPont Canada.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SEGMENT SALES(a)

2nd QUARTER 2004 VS. 2nd QUARTER 2003
(Dollars in millions)
	Three Months Ended		Percentage Change Due to
	June 30		U.S.$
	$	% Chg.	Price	Volume	Other(b)

Agriculture & Nutrition	$2,077	10%	5%	5%	-%
Coatings & Color Technologies	1,560	10	6	4	-
Electronic & Communication Technologies	845	15	1	14	-
Performance Materials	1,703	26	4	10	12
Safety & Protection	1,168	10	3	7	-

Total Core Segments	7,353	14%	4%	7%	3%

Textiles & Interiors(c)	826	(54)
Other	13

Total Segments	$8,192	(1)%	4%	5%	(10)%
(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)	Includes changes in sales related to the INVISTA divestiture and the impact of fully consolidating DDE beginning in the second quarter 2004.
(c)	Reflects sales for the month of April 2004 (divestiture was completed April 30). Sales in the second quarter 2003 were $1,779.

SCHEDULE E

SEGMENT INFORMATION EXCLUDING IMPACT OF SPECIAL ITEMS
(Dollars in millions)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2004	2003	% Chg.	2004	2003	% Chg.

PRE-TAX OPERATING INCOME
Agriculture & Nutrition	$ 482	$ 439	10%	$ 1,112	$ 957	16%
Coatings & Color Technologies	214	214	-	403	355	14
Electronic & Communication
Technologies	87	49	78	179	81	121
Performance Materials	171	120	43	327	253	29
Pharmaceuticals	174	88	98	322	241	34
Safety & Protection	234	220	6	466	426	9
Textiles & Interiors	15	9	67	165	14	N/M
Other	(48)	(61)	N/M	(81)	(89)	N/M

Total Segment PTOI	1,329	1,078	23	2,893	2,238	29

Exchange Gains and Losses	(76)	(72)		(89)	(122)
Corporate Expenses & Interest	(229)	(233)		(442)	(445)

INCOME BEFORE SPECIAL ITEMS,
INCOME TAXES AND MINORITY
INTERESTS	1,024	773	32	2,362	1,671	41

Special Items	(661)	108		(1,192)	30

INCOME BEFORE INCOME TAXES
AND MINORITY INTERESTS	$ 363	$ 881	(59)%	$ 1,170	$1,701	(31)%

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE F

FINANCIAL SUMMARY
(Dollars in millions, except per share)

	2nd Quarter 2004	YTD 2004
	Versus	Versus
	2nd Quarter 2003	YTD 2003

Variance Analysis: Income
Before Cumulative Effect of a
Change in Accounting Principle

Local Prices	$ 45	$ 80
Volume	120	250
Variable Costs	(90)	(200)
Fixed Costs	20	110
Currency	30	140
Tax Rate	5	85
Other (principally Pharmaceuticals)	52	66

Total Before Special Items	182	531

Special Items	(354)	(599)

Total	$(172)	$ (68)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2004	2003	% Chg.	2004	2003	% Chg.
Selected Income Statement Data -
Excluding Impact of Special Items
And Cumulative Effect of a
Change In Accounting Principle

Consolidated Net Sales	$7,527	$7,369	2%	$15,600	$14,377	9%
Segment Sales	8,192	8,240	(1)	17,129	16,017	7
Segment PTOI*	1,329	1,078	23	2,893	2,238	29
EBIT*	1,103	839	31	2,504	1,786	40
EBITDA*	1,429	1,227	16	3,140	2,544	23
Income Before Income Taxes and
Minority Interests	1,024	773	32	2,362	1,671	41
EPS - Diluted	0.80	0.62	29	1.76	1.23	43
*	See Reconciliation of Non-GAAP Measures (Schedule G).

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE G

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Segment PTOI
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003

Segment PTOI Excluding Special Items	$1,329	$1,078	$ 2,893	$2,238
Special Items included in Segment PTOI	(661)	78	(1,192)	-

Segment PTOI	$ 668	$1,156	$ 1,701	$2,238

Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003

Income Before Income Taxes and
Minority Interests	$ 363	$ 881	$ 1,170	$1,701

Less: Minority Interest in Earnings
of Consolidated Subsidiaries(1)	14	(11)	3	(33)
Add: Net Interest Expense(2)	65	77	139	148
Special Items	661	(108)	1,192	(30)

EBIT	1,103	839	2,504	1,786

Add: Depreciation and Amortization(3)	326	388	636	758

EBITDA	$1,429	$1,227	$ 3,140	$2,544

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003

Income Before Income Taxes and
Minority Interests	$ 363	$ 881	$ 1,170	$1,701

Charges for Special Items	661	(78)	1,192	-
Exchange Losses	76	42	89	92

Income Before Income Taxes,
Special Items, Exchange Losses
and Minority Interests	$1,100	$ 845	$ 2,451	$1,793

Provision for (Benefit from) Income Taxes	(123)	168	3	399

Tax Impact of Special Items	359	(27)	594	-

Tax Impact of Exchange Gains and Losses	37	59	19	95

Provision for Income Taxes, Excluding
Special Items and Exchange Losses	$ 273	$ 200	$ 616	$ 494

Base Income Tax Rate	24.8%	23.7%	25.1%	27.6%

Effective Income Tax Rate	(33.9)%	19.1%	0.3%	23.5%